Exhibit 10.3
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omission.
Rackspace Managed Hosting
Master Services Agreement
This Master Services Agreement is between Rackspace, Ltd., a Texas limited partnership d/b/a Rackspace Managed Hosting (“Rackspace”) and Gomez, Inc., a Delaware Corporation (“Customer”) and is effective on the March 30, 2007 (the “Effective Date”).
1. Defined Terms. Capitalized terms shall have the following meanings or the meanings assigned to them in the other Sections of the Agreement:
“Agreement” means the Service Order Form(s), this Master Services Agreement, the Service Level Agreement, any addendum to this Master Services Agreement agreed by the parties, and the AUP, collectively. Any conflict between the documents shall be resolved by reading the documents in the foregoing order of precedence.
“AUP” means Rackspace’s Acceptable Use Policy, posted on the Effective Date at http://www.rackspace.com/aboutus/legal/aup.php, as it may be amended from time to time in accordance with Section 6 (AUP) below.
“Business Day” means Monday through Friday, 8:00 a.m. to 5:00 p.m., central U.S. time, excluding any federal public holiday.
“Managed Hosting Service” means the provision of the servers and other devices and services described in the Service Order Form(s) and Service Level Agreement, and Support.
“Protected Information” means any (i) “non-public personal information” as that term is defined in the Gramm-Leach-Bliley Act found at 15 USC Subchapter 1, Section 6809(4), (ii) “protected health information” as that term is defined in regulations relating to the Health Insurance Portability and Accountability Act found at 45 CFR § 164.501, (iii) all information that identifies an individual, such as name, social security number or other government issued identification number, date of birth, mother’s maiden name, unique biometric data, unique electronic identification number, address, or telecommunication number, and (iv) all other information that is the subject of special legal or regulatory security requirements, both in effect as of the Effective Date and as subsequently enacted.
“Service Commencement Date” means the date Rackspace generates an e-mail message to Customer that provides access codes and passwords for use in connection with the Managed Hosting Service and the Managed Hosting Service is operating in accordance with the Agreement.
“Service Level Agreement” means the Service Level Agreement incorporated by reference in the Service Order Form, as it may be amended from time to time by written agreement of the parties. If there is more than one Service Order Form for a configuration, then the Service Level Agreement incorporated by reference in the most recently executed Service Order Form shall govern the entire configuration.

“Service Order Form” means a Rackspace Service Order Form that incorporates this Master Services Agreement by reference and that has been accepted by Customer, as it may be amended from time to time in accordance with the Agreement.
“Service” or “Services” means the Managed Hosting Service and any Supplemental Service(s) (as defined in Section 2) provided by Rackspace to Customer pursuant to the Agreement.
“Supplemental Services” means the services described in Section 2(b).
“Support” means: (i) management of the Services by a service delivery team that includes a team leader, account manager, and support specialists with training and experience in hosting systems, (ii) availability of live support twenty four hours per day, seven days per week, year round; and (iii) use of the Rackspace Customer portal.
“Term” means the Initial Term and any Renewal Term or Extended Term, collectively.
2. Services.
     (a) Managed Hosting Services. Contingent upon Customer’s satisfaction of Rackspace’s credit approval requirements and on Rackspace’s verification of the information provided by Customer for the purpose of establishing the Service, Rackspace agrees to provide the Managed Hosting Service in accordance with the terms of each Service Order Form entered into pursuant to the Agreement and the other terms of the Agreement.
     (b) Supplemental Services. In addition, Rackspace may from time to time perform certain additional services on an hourly or fixed fee basis, such as customization of the Managed Hosting Service at Customer’s request, and other professional technical services. Supplemental Services will be performed only on Customer’s advance written approval and will be invoiced at Rackspace’s published rates or other rates approved in advance in writing by Customer. Rackspace may also perform services as described in the AUP for the fees stated in the AUP as necessary to remediate problems caused by AUP violations without obtaining advance Customer consent.
3. Term. This Master Services Agreement shall remain in effect for so long as any Service Order Form incorporating this Master Services Agreement is in effect. The term of each Service Order Form begins on the Service Commencement Date for that Service Order Form and continues for the period stated in that Service Order Form (the “Initial Term”). Rackspace and Customer may agree to one or more additional terms having a fixed number of months to follow the expiration of the Initial Term (each a “Renewal Term”). If upon expiration of the Initial Term no Renewal Term has been established by agreement of the parties, the Service Order Form shall automatically renew for successive extended terms of thirty (30) days each (each an “Extended Term”) until Rackspace or Customer provides the other with thirty (30) days advance written notice of non-renewal.

4. Payments.
     (a) Fees. Customer agrees to pay the fees stated in the Service Order Form and fees for any Supplemental Services as described in Section 2(b) above. Rackspace’s first invoice under a Service Order Form shall include set up fees and a prorated part of the monthly recurring fee from the Service Commencement Date to the last day of the calendar month. Following the Service Commencement Date, monthly recurring fees shall be invoiced in advance on or around the first day of each calendar month, and are due [**] days from Customer’s receipt of an invoice. Invoices for Supplemental Services, excess data transfer, reinstatement of service, switching and upgrade fees and other non-recurring amounts are due [**] days from Customer’s receipt of an invoice. Following expiration of the Initial Term, unless Rackspace and Customer have agreed to a Renewal Term as described in Section 3 above, Rackspace may modify the monthly recurring fees for the Managed Hosting Service on thirty (30) days advance written notice. Fees not disputed within one hundred eighty (180) days of due date are conclusively deemed accurate. Payments must be made in United States dollars.
     (b) Collections. Rackspace may suspend any or all Services on [**] days’ advance written notice to Customer if payment for any Service is overdue by more than [**] days. Customer agrees to pay Rackspace’s then current reinstatement fee following a suspension of Service for non-payment. Rackspace may charge interest on amounts that are overdue by [**] days or more at the lesser of 1% per month or the maximum non-usurious rate under applicable law. Customer agrees to pay Rackspace’s reasonable costs of collection of overdue amounts, including collection agency fees, attorneys’ fees and court costs.
     (c) Early Termination. Customer acknowledges that the amount of the monthly recurring fee for the Managed Hosting Service is based on Customer’s agreement to pay the monthly recurring fees for the entire Term. Without limiting any other remedy available to Rackspace arising from an early termination of the Agreement, in the event Rackspace terminates the Agreement for Customer’s breach of the Agreement in accordance with Section 13(b) (i) — (iii) (Termination), or Customer terminates the Managed Hosting Service other than in accordance with Section 13(a) (i) - (iii) (Termination), all fees due under the Agreement, including the monthly recurring fees for the remaining part of the Term, are due thirty (30) days following termination of the Managed Hosting Service.
     (d) Taxes. Customer shall remit to Rackspace all sales, VAT or similar tax imposed on the provision of the Services (but not in the nature of an income tax on Rackspace) regardless of whether Rackspace fails to collect the tax at the time the related Services are provided. Customer will provide such information and documentation reasonably requested by Rackspace to determine whether Rackspace is obligated to collect VAT from Customer.
5. Customer Obligations. Customer agrees to do all of the following at its expense:
     (a) Security Precautions. Use reasonable security precautions in connection with its use of the Services (including encrypting any Protected Information transmitted to or from, or stored by Customer on, the servers or storage devices used by Customer) and, if Customer resells Rackspace’s Services, require its customers and end users to use reasonable security precautions;

     (b) Law, AUP. Comply with all legal requirements applicable to Customer’s use of the Services and with the AUP, and if Customer resells Rackspace’s Service, require its customers and end users to comply with applicable legal requirements and the AUP; and
     (c) Investigation of AUP. Cooperate with Rackspace’s reasonable investigation of any suspected violation of the AUP.
6. AUP. Customer agrees that Rackspace may, in its reasonable commercial judgment, amend the AUP from time to time to further detail or describe reasonable restrictions and conditions on Customer’s use of the Services. Amendments to the AUP are effective on the earlier of Rackspace’s notice to Customer that an amendment has been made, or the beginning of any Renewal Term or Extended Term. However, if: (i) the amendment would materially and adversely affect Customer, (ii) Customer provides Rackspace with a written notice describing its objection to the amendment in reasonable detail within [**] Business Days of the effective date of the amendment, and (iii) Rackspace does not agree to waive the amendment as to Customer within five (5) Business Days of Customer’s notice, then Customer may terminate the Agreement without liability as provided in Section 13 (a)(iii) (Termination).
7. Suspension of Service. Customer agrees that Rackspace may suspend Services to Customer without liability if: (i) Rackspace reasonably believes that the Services are being used in violation of the Agreement or applicable law; (ii) Customer fails to cooperate with any reasonable Rackspace investigation of any suspected violation of the AUP; (iii) there is a denial of service attack on Customer’s servers or other event for which Rackspace reasonably believes that the suspension of Services is necessary to protect its network or its other customers; or (iv) requested by a law enforcement or government agency. Information on Rackspace’s servers will be unavailable during a suspension of Services. Rackspace shall give Customer written notice of a suspension under this Section, which notice shall be at least forty eight (48) hours in advance of the suspension unless a law enforcement or government agency directs otherwise or suspension on shorter or contemporaneous notice is necessary to protect Rackspace or Rackspace’s other customers from an imminent and significant risk. Rackspace shall not suspend the Services if the grounds for the suspension is cured during the notice period, and shall promptly reinstate suspended Services when the grounds for the suspension are cured.
8. Representations and Warranties.
     (a) Reciprocal. Rackspace represents and warrants to Customer, and Customer represents and warrants to Rackspace, that: (i) it has the power and authority and the legal right to enter into the Agreement and to perform its obligations under the Agreement; (ii) it has taken all necessary action on its part to authorize the execution and delivery of the Agreement; and, (iii) the execution and delivery of the Agreement and the performance of its obligations hereunder do not conflict with or violate applicable laws or regulations, and do not conflict with or constitute a default under its charter documents. If Customer is an individual, Customer represents and warrants that he or she is at least eighteen (18) years of age and has the legal capacity to enter into the Agreement.
     (b) Customer. Customer represents and warrants to Rackspace that: (i) the information Customer has provided for the purpose of establishing an account with Rackspace is accurate; (ii) Customer will not use the Services for the development, design, manufacture, production, stockpiling, or use of nuclear, chemical or biological weapons, weapons of mass destruction, or missiles, in a country listed in Country Groups D: 4 and D:3, as set forth in Supplement No. 1 to Part 740 of the United States Export Administration Regulations, (iii) Customer shall not provide administrative access to the Service to any person (including any natural person or government or private entity) that is located in or is a national of any embargoed or highly restricted country under United States export regulations, which include, as of December 2007, Cuba, Iran, and Sudan, (iv) Customer is not on the United States Department of Treasury, Office of Foreign Asset Controls list of Specially Designated Nationals and Blocked Persons; and (v) Customer shall perform its security and other obligations stated in Section 5 above.
9. Unauthorized Use of Service. Rackspace agrees only to perform the specific security services described in the Service Order Form and other part of the Agreement. Customer is otherwise responsible for the security of the servers provided pursuant to this Agreement. Customer shall be responsible for unauthorized use of the Services by any person, unless such unauthorized use results from Rackspace’s failure to perform its obligations under the Agreement.
10. Indemnification. The parties agree that the indemnification obligations defined in this Section shall be in lieu of and supersede any indemnification obligations that may otherwise exist by law.
     (a) Customer. Customer agrees to indemnify and hold harmless Rackspace, Rackspace’s affiliates, and each of their respective officers, directors, attorneys, agents, and employees from and against any and all claims, requests for injunctive relief, demands, liabilities, obligations, losses, damages, penalties, fines, punitive damages, amounts in interest, expenses and disbursements of any kind and nature whatsoever (including reasonable attorneys’ fees) brought by a third party under any theory of legal liability arising out of or related to any of the following: (i) actual or alleged use of the Services in violation of: (A) the AUP, (B) any other part of the Agreement, or (C) applicable law, by any person regardless of whether such person has been authorized to use the Services by Customer, except for unauthorized use that results from Rackspace’s negligence or failure to perform its obligations under the Agreement, (ii) actual or alleged breach by Customer of its obligations to its customers or end users; and (iii) any dispute between persons who claim to have authority to act for Customer in connection with the control of Customer’s account with Rackspace.
     (b) Reciprocal. Each party agrees to indemnity and hold harmless the other party, the other party’s affiliates, and each of their respective officers, directors, attorneys, agents, and employees from and against any and all claims, requests for injunctive relief, demands, liabilities, obligations, losses, damages, penalties, fines, punitive damages, amounts in interest, expenses and disbursements of any kind and nature whatsoever (including reasonable attorneys’ fees) brought by a third party under any theory of legal liability arising out of or related to the indemnifying party’s actual or alleged: (i) gross negligence, (ii) willful misconduct; and (iii) infringement or misappropriation of a third party’s copyright, trade secret, patent, trademark, or other proprietary right.

     (c) Procedures. A party seeking indemnification under this Section shall provide prompt notice of its claim for indemnification to the indemnifying party; provided, however, that failure to give prompt notice shall not affect the indemnifying party’s obligations under this Section unless and to the extent that the failure materially prejudices the defense of the matter. The indemnified party will have the right to select counsel to defend it in respect of any indemnified matter under this Section; provided, however, that the counsel selected must be qualified to defend the indemnified matter in the reasonable judgment of the indemnified party. The indemnifying party shall reimburse the indemnified party for actual fees and expenses incurred by the indemnified party to defend an indemnified matter, including the reasonable fees and expenses of outside counsel retained by the indemnified party. The indemnified party will keep the indemnifying party informed of the status of any litigation or dispute resolution procedure, will give reasonable consideration to the suggestions and requests of the indemnifying party with respect to the conduct of the litigation or dispute resolution procedure, and will not settle any matter covered by this Section without the prior consent of the indemnifying party, which shall not be unreasonably withheld. Notwithstanding anything in this Section to the contrary, if Rackspace is indemnifying multiple customers related to the subject matter of the indemnification, the indemnifying party shall have the right to seek consolidation of all such actions and to select counsel to defend the actions. Amounts due under this Section shall be paid as incurred and may be offset against other amounts due under the Agreement.
11. Disclaimers.
     (a) RACKSPACE DOES NOT WARRANT OR REPRESENT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE. CUSTOMER ACKNOWLEDGES THAT THERE ARE RISKS INHERENT IN INTERNET CONNECTIVITY THAT COULD RESULT IN THE LOSS OF CUSTOMER’S PRIVACY, CONFIDENTIAL INFORMATION, AND PROPERTY.
     (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, RACKSPACE DISCLAIMS ANY AND ALL WARRANTIES NOT EXPRESSLY STATED IN THE AGREEMENT INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. CUSTOMER IS SOLELY RESPONSIBLE FOR THE SUITABILITY OF THE SERVICES CHOSEN. ALL GOODS AND SERVICES ARE PROVIDED ON AN “AS IS” BASIS, EXCEPT AS EXPRESSLY STATED IN THE SERVICE LEVEL AGREEMENT OR OTHER PART OF THE AGREEMENT.
     (c) RACKSPACE WILL NOT BACK UP CUSTOMER’S DATA STORED ON ANY DEVICE UNLESS BACK UP SERVICES ARE PURCHASED.
12. Limitation of Damages. The parties agree that the allocations of risk made in this Section are reasonable and that they would not enter into the Agreement without these limitations on liability.
     (a) THE CREDITS DESCRIBED IN THE SERVICE LEVEL AGREEMENT AND SERVICE ORDER FORM ARE CUSTOMER’S SOLE REMEDIES FOR RACKSPACE’S FAILURE TO MEET THE GUARANTIES STATED IN THOSE DOCUMENTS, UNLESS

SUCH FAILURE IS DUE TO RACKSPACE’S INTENTIONAL BREACH OF THE AGREEMENT OR WILLFUL MISCONDUCT. THIS PROVISION DOES NOT LIMIT CUSTOMER’S RIGHT TO TERMINATE THIS AGREEMENT AS PROVIDED IN SECTION 13 (TERMINATION) BELOW IF SUCH FAILURE(S) CONSTITUTE A MATERIAL BREACH OF THE AGREEMENT.
     (b) EXCEPT FOR THE CREDITS DESCRIBED IN THE SERVICE LEVEL AGREEMENT, RACKSPACE SHALL NOT BE LIABLE TO THE CUSTOMER FOR HARM CAUSED BY OR RELATED TO CUSTOMER’S USE OF THE SERVICES (AS SUCH TERM IS DEFINED IN SECTION 1 ABOVE) OR INABILITY TO USE THE SERVICES UNLESS THE HARM WAS CAUSED BY RACKSPACE’S INTENTIONAL BREACH OF THE AGREEMENT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     (c) CUSTOMER HEREBY RELEASES RACKSPACE FROM ANY LIABILITY FOR LOSS OF DATA TO THE EXTENT THAT THE DATA HAS CHANGED SINCE THE TIME THAT RACKSPACE WAS LAST REQUIRED BY THE AGREEMENT TO PERFORM A BACK UP.
     (d) NEITHER PARTY (NOR ITS EMPLOYEES, AGENTS, SUPPLIERS OR AFFILIATES) SHALL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND, OR FOR DAMAGES THAT COULD HAVE BEEN AVOIDED BY THE USE OF REASONABLE DILIGENCE, ARISING IN CONNECTION WITH THE AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OR SHOULD BE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY PUNITIVE DAMAGES.
     (e) NOTWITHSTANDING ANYTHING ELSE IN THE AGREEMENT TO THE CONTRARY, EXCEPT FOR RACKSPACE’S OBLIGATION TO INDEMNIFY CUSTOMER UNDER SECTION 10(b) (INDEMNIFICATION/RECIPOROCAL) ABOVE, AND CLAIMS BASED ON RACKSPACE’S WILLFUL MISCONDUCT, THE MAXIMUM AGGREGATE MONETARY LIABILITY OF RACKSPACE AND ANY OF ITS EMPLOYEES, AGENTS SUPPLIERS, OR AFFILIATES, UNDER ANY THEORY OF LAW (INCLUDING BREACH OF CONTRACT, TORT, STRICT LIABILITY, AND INFRINGEMENT) SHALL NOT EXCEED TWELVE TIMES THE MONTHLY RECURRING FEE PAYABLE UNDER THE SERVICE ORDER FORM(S) IN EFFECT AT THE TIME OF THE OCCURENCE OF THE EVENT(S) GIVING RISE TO THE CLAIM.
13. Termination.
     (a) Customer. The Agreement may be terminated by Customer prior to the expiration of the Initial Term or Renewal Term without liability (except for amounts due for Services through the effective date of termination) as follows: (i) Rackspace fails in a material way to provide the Managed Hosting Service in accordance with the terms of the Agreement and does not cure the failure within ten (10) days of Customer’s written notice describing the failure in reasonable detail; (ii) Rackspace materially violates any other provision of the Agreement and fails to cure the violation within thirty (30) days of Customer’s written notice describing the violation in reasonable detail; (iii) upon thirty (30) days advance written notice in the event of an amendment to the AUP that materially and adversely affects Customer and that is not waived by Rackspace as provided in Section 6 (AUP); or (iv) there are three or more material breaches of the Service Level Agreement during any rolling ninety (90) day period, provided that notice of termination on such grounds is given no later than thirty (30) days following the occurrence of the third event.
     (b) Rackspace. The Agreement may be terminated by Rackspace prior to the expiration of the Initial Term or Renewal Term, without liability as follows: (i) upon ten days written notice if Customer is overdue by more than [**] days on the payment of any amount due under the Agreement; (ii) Customer materially violates any other provision of the Agreement, including the AUP, and fails to cure the violation within thirty (30) days of a written notice from Rackspace describing the violation in reasonable detail; (iii) upon five (5) Business Days notice if Customer’s Service is used in violation of a material term of the AUP more than twice; or (iv) upon reasonable notice of at least ninety (90) days if Rackspace is threatened with a legal claim for copyright or patent infringement related to the provision of the Service and is unable to modify the Service in a way that avoids an ongoing risk of liability.
14. Confidentiality.
     (a) Confidential Information. “Confidential Information” means all information disclosed by one party to the other, whether before or after the execution of the Agreement, that the recipient should reasonably understand to be confidential including: (i) for Rackspace, Rackspace’s unpublished prices and other terms of service, audit and security reports, server configuration designs, data center designs (including non-graphic information observed by Customer on a tour of a data center), and other proprietary technology, (ii) for Customer, content transmitted to or from, or stored by Customer on, Rackspace’s servers, and (iii) with respect to both parties, other information that is conspicuously marked as “confidential” or if disclosed in non-tangible form, is verbally designated as “confidential” at the time of disclosure and confirmed as confidential in a written notice given within thirty (30) day of disclosure; but excluding any information which is independently developed by a non-disclosing party as shown by such party’s written business records, is or becomes generally available to the non-disclosing party or the public other than through violation of the Agreement.
     (b) Use and Disclosure. Each party agrees not to use the other party’s Confidential Information except in connection with the performance or use of the Services, or the exercise of its rights under this Agreement, or to disclose the other’s confidential information to any third party except as provided in subsection (d) below and to its service providers, agents and representatives who need to know the information to represent or advise it with respect to the subject matter of the Agreement; and provided that such service providers, agents and representatives are bound by confidentiality restrictions at least as stringent as those stated in the Agreement.
     (c) Rackspace’s Use of Customer’s Name. Rackspace may not publicly disclose that Rackspace is providing services to Customer or include Customer’s name in promotional materials, including press releases and on Rackspace’s Web site, without Customer’s prior written consent.

     (d) Disclosure of Confidential Information. Notwithstanding anything to the contrary above, Customer agrees that Rackspace may, without notice, (i) report to the appropriate authorities any conduct by Customer (or Customer’s customers or end users) that Rackspace reasonably believes violates applicable law, and (ii) provide any information, including Confidential Information, it has about Customer or its customers or end users that it is required by law or regulation to disclose, or in response to a formal or informal request from a law enforcement or government agency. Rackspace may provide any information, including Confidential Information, it has about Customer or its customers or end users in response to a formal request in a civil action that on its face meets the requirements for such a request.
15. Software. Customer agrees not to remove, modify or obscure any copyright, trademark or other proprietary rights notices that appears on any software provided by Rackspace. Customer may not reverse engineer, decompile, or disassemble any Rackspace provided software, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation and then following at least ten (10) days advance written notice, or is permitted by the terms of any “open source” license that governs the use of the software. If the Service Order Form indicates that Rackspace uses Microsoft software to provide the Services, Customer agrees to the Customer License Terms for Microsoft software that appear at http://www.rackspace.com/aboutus/legal/microsoftlicense.php, and agrees that if it resells the Services it will require each of its customers to agree to those terms.
16. Third Party Products. As a convenience to Customer, Rackspace may from time to time, either as part of its Integrated Solution Partner Program or otherwise, arrange for Customer’s purchase or license of third party software, services, and other products not included as part of the Service, and/or may provide support to Customer in relation to those products. RACKSPACE MAKES NO REPRESENTATIONS OR WARRANTY WHATSOEVER REGARDING SUCH THIRD PARTY PRODUCTS AND RELATED SUPPORT SERVICES AND AS BETWEEN RACKSPACE AND CUSTOMER SUCH SERVICES ARE PROVIDED “AS IS.” Customer’s use of third party software, services, and other products is governed by the terms of any license or other agreement between Customer and the third party.
17. Notices. Notices to Rackspace under the Agreement shall be given in writing via electronic mail or established and well-known express courier to

legalnotice@rackspace.com
General Counsel
Rackspace, Ltd.
9725 Datapoint Drive, Suite 100
San Antonio, TX, 78229
Notices to Customer shall be given via electronic mail to the individual designated as the Contact on the Service Order Form or by means reasonable under the circumstances, including an e-mail to a known contact. Notices of amendments to the AUP may be given by posting a conspicuous notice of the amendment on the Customer’s MyRackspace portal. Notices are deemed received on the day delivered, or if that day is not a Business Day, as of the beginning of the first Business Day following the day delivered, except that notices of amendments to the AUP that are posted on Customer’s MyRacksapce portal shall be deemed effective as of the first time that Customer logs on to its MyRackspace portal after the time that the notice is first posted. Notices must be given in the English language.
18. Miscellaneous.
     (a) Solicitation of Rackspace Employees. Customer agrees that it shall not solicit any Rackspace employee with whom Customer has had direct contact in connection with this Agreement for employment with Customer or any other person during the term of this Agreement and for [**] following termination of this Agreement. Notwithstanding the foregoing, Customer shall not be precluded from (i) hiring an employee of Rackspace who independently approaches Customer, or (ii) conducting general recruiting activities, such as participation in job fairs or publishing advertisements in publications or on Web sites for general circulation. In the event of a violation of this provision, in addition to any other right Rackspace may have at law or in equity, Customer shall make a one-time payment to Rackspace in the amount of [**] percent ([**]%) of the employee’s base salary for one year.
     (b) Ownership. Each party acknowledges and agrees that the other party retains exclusive ownership and rights in its trade secrets, inventions, copyrights, and other intellectual property, and that Rackspace shall own any intellectual property that it may develop in the course of performing the Services. Customer does not acquire any ownership interest or rights to possess Rackspace’s server(s) or other hardware, and has no right of physical access to the hardware. Upon termination of the Agreement, Customer agrees to promptly release any Internet protocol numbers, addresses or address blocks assigned to Customer in connection with the Service (but not any URL or top level domain or domain name) and agrees that Rackspace may take steps to change or remove any such IP addresses.
     (c) Governing Law, Jurisdiction, Venue, Restrictions. The Agreement shall be governed by the laws of the State of New York, exclusive of its choice of law principles, and the laws of the United States of America, as applicable. The Agreement shall not be governed by the United Nations Convention on the International Sale of Goods. A party bringing a legal claim or request for relief under this Agreement must bring it in the State and county of the other party’s principal place of business. The parties agree not to dispute the personal jurisdiction of a court sitting in such state, and agree that venue is proper in such county.
     (d) Modifications. Except for the following, the Agreement may be amended only by a formal written agreement signed by both parties: (i) amendments of the AUP as described in Section 6, above, and (ii) changes to the “Server Specifications,” “Software and Services,” and fees sections of an existing Service Order Form may be made by an exchange of correspondence (including electronic mail) that includes both parties’ express consent to the change. The terms on either party’s purchase order or other business forms are not binding on the other party unless they are expressly incorporated into a formal written agreement signed by both parties.
     (e) Non-Waiver. A party’s failure or delay in enforcing any provision of the Agreement will not be deemed a waiver of that party’s rights with respect to that provision or any other provision of the Agreement. A party’s waiver of any of its rights under the Agreement is not a waiver of any of its other rights with respect to a prior, contemporaneous or future occurrence, whether similar in nature or not.

     (f) Construction. The captions in the Agreement are not part of the Agreement, but are for the convenience of the parties. The use of the word “including” in the Agreement shall be read to mean “including without limitation.”
     (g) Counterparts. Any documents signed in connection with the Agreement may be signed in multiple counterparts, which taken together will constitute one original. Facsimile signatures or signatures on an electronic image, such as .pdf or .jpg format, shall be deemed to be original signatures.
     (h) Survival. The following provisions will survive expiration or termination of the Agreement: fees, indemnity obligations and any provision that is made the basis of a claim for indemnification, confidentiality obligations, provisions limiting liability and disclaiming warranties, provisions regarding ownership of intellectual property, these miscellaneous provisions, and other provisions that by their nature are intended to survive termination of the Agreement.
     (i) Force Majeure. Neither party shall be in default of any obligation under the Agreement if the failure to perform the obligation is due to any event beyond that party’s control, including significant failure of a part of the power grid, significant failure of the Internet, natural disaster, war, riot, insurrection, epidemic, strikes or other organized labor action, terrorist activity, or other events of a magnitude or type for which precautions are not generally taken in the industry.
     (j) No Third Party Beneficiaries. There are no third party beneficiaries to the Agreement. Neither insurers nor the customers of resellers are third party beneficiaries to the Agreement. Customer may authorize its subsidiaries and affiliates to use the Services, provided that no such person shall be a third party beneficiary of the Agreement or otherwise be in privity of contract with Rackspace, and Customer shall be responsible for use of the Services by its affiliates and subsidiaries to the same extent as if Customer had been using the Service itself.
     (k) Severability. In the event any term of this Agreement is held unenforceable by a court having jurisdiction, the remaining part of the Agreement will remain in full force and effect, provided that the Agreement without the unenforceable provision(s) is consistent with the material economic incentives of the parties leading to the Agreement.
     (l) Relationship Between the Parties. The parties are independent contractors and not partners or joint venturers. Neither party is the agent of the other and neither party may represent to any person that it has the power to bind the other on any agreement. The Agreement is non-exclusive. Rackspace may provide service to any person, including a competitor of Customer.
     (m) Assignment. Neither party may transfer the Agreement without the other party’s prior written consent except as part of an internal corporate reorganization or a transaction by which all or substantially all of that party’s assets are transferred to a third party; provided that if a party assigns the Agreement to a competitor of the other party without the other party’s consent as part of such a transaction, the other party shall have the right to terminate the Agreement by giving notice of termination on such grounds within thirty (30) days of the date that it is notified of the assignment or pending assignment. Such a termination shall be without liability except for fees due for Services provided as of the effective time of termination.
     (n) Notice of Changes to Documents. Customer represents that it has not made any change to the final signed Service Order Form or other documents constituting the Agreement that have not been brought to the attention of Rackspace via a redlined document, e-mail correspondence or other means reasonably calculated to put Rackspace on notice of the change.
     (o) Language. Les parties aux présentés conferment leur volonté que cette convention de même que tous les documents y compris tout avis qui shy rattaché, soient redigés en langue anglaise. (Translation: “The parties confirm that this agreement and all related documentation is and will be in the English language.”)
     (p) Agreement. The Service Order Form(s), Service Level Agreement, Rackspace’s AUP and any Rackspace Addendum to this Master Services Agreement accepted by Customer are hereby incorporated in this Master Services Agreement by reference and together collectively constitute the Agreement. The Agreement is the complete and exclusive agreement between the parties regarding its subject matter and supersedes and replaces any prior agreement, understanding or communication, written or oral.
Executed to be effective the 31 day of March, 2007.

Rackspace, Ltd.		Gomez, Inc.

By:	/s/ Alan Schoenbaum	By:	/s/ Jaime W. Ellertson

Name:	Alan Schoenbaum	Name:	Jaime W. Ellertson

Title:	Sr. Vice-President General Counsel	Title:	CEO

INTENSIVE SLA
Intensive Service Level Agreement
Gomez
This Intensive Service Level Agreement (“SLA”) sets expectations between the parties concerning the levels of Intensive hosting services to be provided by Rackspace. This SLA is attached to and incorporated by reference into the Service Order Form signed by Customer and Rackspace Ltd. doing business as Rackspace Managed Hosting (“Rackspace”) and is subject to all terms and conditions set forth in the Master Services Agreement (“MSA”) referred to therein. Capitalized terms used and not defined herein shall have the meanings given them in the MSA.
NOTICE
RACKSPACE HAS PREPARED THIS DOCUMENT FOR USE SOLELY BY RACKSPACE PERSONNEL AND AUTHORIZED CUSTOMERS AND PARTNERS. THE CONTENT CONTAINED HEREIN IS THE PROPERTY OF RACKSPACE AND SHALL NOT BE REPRODUCED IN WHOLE OR IN PART. USE OF THE CONTENT CONTAINED HEREIN, OTHER THAN AS PROVIDED IN THE MSA OR IN A PARTNER AGREEMENT, IS PROHIBITED.
Only the following components of the service offering are covered under this SLA.

SECTION	COMPONENT	DESCRIPTION
1	Superstructure	Guarantees availability and performance of the datacenter, network and other infrastructure.

2	Servers & Devices	Guarantees repair and replacement of hardware components in a Customer’s hosted configuration.

3	Security & Patching	Guarantees the timely application of all relevant security patches to the operating system, supported applications, and related components of a hosted configuration.

4	Backup & Restore	Guarantees backup and restore procedures, delivery guidelines, and response time for a data restoration event.

5	Monitoring & Response	Guarantees monitoring of Customer’s hosted configuration and response to monitoring events.
1.	SUPERSTRUCTURE
1.1.	Datacenter
This section of the SLA covers operational status of the datacenters including electrical power, environmental systems, and physical security.

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
1.1.1. Power Availability — A/C Power systems in the datacenter are designed to run uninterrupted, including during a utility power outage.
A/C power to the outbound port on Customer serving power distribution unit (PDU) is guaranteed to be available 100% of the time in a calendar month.
Remedy: In the event that Rackspace fails to provide A/C power [**]% of the time in a calendar month and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a credit in the amount of [**]% of the monthly recurring fee for the first [**] of power outage, [**]% of the monthly recurring fee for the second [**] of power outage, [**]% of the monthly recurring fee for the third [**] of power outage, [**]% of the monthly recurring fee for the fourth [**] of power outage, and an additional [**]% of the monthly recurring fee if power outages exceed [**] in a calendar month (up to [**]% of Customer’s monthly recurring fee for the month in which the outage(s) occur) for the affected component(s).
1.1.2. HVAC Quality and Availability (Heating Ventilation and Air Conditioning) — Target ambient room temperature will be [**] Degrees F in the server area of the datacenter. Ambient room temperature will not vary by more than +/- [**] degrees. Relative humidity will be targeted for [**]% in the server area. Relative humidity will not vary by more than +/- [**]%.
Rackspace guarantees that the HVAC facilities will provide adequate cooling [**]% of the time in a calendar month.
Remedy: In the event that the HVAC systems fail to maintain adequate cooling for Customer’s hosted configuration in a calendar month and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a credit in the amount of [**]% of the monthly recurring fee for the first [**] of HVAC outage, [**]% of the monthly recurring fee for the second [**] of HVAC outage, [**]% of the monthly recurring fee for the third [**] of HVAC outage, [**]% of the monthly recurring fee for the fourth [**] of HVAC outage, and an additional [**]% of the monthly recurring

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
fee if HVAC outages exceed [**] in a calendar month (up to [**]% of the monthly recurring fee for the month in which the outage(s) occur) for the affected components.
1.1.3.	Physical Security
1.1.3.1.	No Public Access — Public access to Rackspace data centers is strictly forbidden. Only our data center operations engineers and other authorized personnel are allowed in the server areas of Rackspace data centers.

1.1.3.2.	24/7 Manned Coverage — Authorized Rackspace personnel are on site at each of its datacenters 24/7/365 to provide support and response to any emergencies or critical events.

1.1.3.3.	Biometric and Proximity Access Controls — Access to Rackspace data centers is strictly controlled through the use of biometric scanners and proximity access cards.

1.1.3.4.	Fire Detection and Suppression — Rackspace data centers are equipped with sophisticated fire detection and suppression systems. The objective is to prevent and suppress potential causes of fires through the use of early detection systems. In the event of an actual fire, Rackspace utilizes advanced fire suppression systems to suppress fire.
Remedy: In the event that Rackspace security measures materially fail to meet the physical security standards set forth in section 1.1.3 above, and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a [**] credit in the amount of $[**].
1.2.	Network
1.2.1. Network Availability — Rackspace’s data center network infrastructure is guaranteed to be available [**]% of the time in a calendar month. Network infrastructure is defined as the portion of the network extending from the outbound port on the customer cabinet switch to the outbound port on the border router. Network Availability is defined as the ability to pass TCP/IP traffic with less than [**]% packet loss and less than [**] latency across the Rackspace network infrastructure.
Rackspace guarantees [**]% availability of all components of the network infrastructure including switches, routers, and cabling and guarantees packet

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
loss of less than [**]% and latency of less than [**] across the Rackspace network infrastructure.
Remedy: In the event that Network Availability falls below the standards outlined in a given calendar month and this failure directly and adversely affects Customer’s hosted environment, Customer is entitled to a credit in the amount of [**]% of the monthly recurring fee for the first [**] of network downtime, [**]% of the monthly recurring fee for the second [**] of network downtime, [**]% of the monthly recurring fee for the third [**] of network downtime, [**]% of the monthly recurring fee for the fourth [**] of network downtime, and [**]% of the monthly recurring fee if network downtime exceeds [**] in a calendar month (up to [**]% of the monthly recurring fee for the month in which the network downtime occurs) for the affected component(s).
2. SERVERS AND DEVICES
2.1.	Server Hardware
Server Hardware replacement - Rackspace guarantees the proper functioning of all hardware components provided by Rackspace and will replace any failed component or component performing sub-optimally at no cost to Customer. Hardware replacement will begin when a Rackspace technician identifies that a problem exists, and is guaranteed to be complete within [**]. Server Hardware is defined as the processor(s), RAM, hard disk(s), motherboard and NIC card. This guarantee excludes the time required to rebuild a RAID array, reload the operating system, reload and configure applications, and/or restore from backup (if necessary).

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
Remedy: In the event that Rackspace fails to replace Server Hardware within one hour of problem identification by Rackspace and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a credit in the amount of [**]% of the monthly recurring fee for the first [**]% of the monthly recurring fee for the [**] following the first [**]% of the monthly recurring fee for the [**] following the first [**]% of the monthly recurring fee for the [**] following the [**], and [**]% of the monthly recurring fee if downtime exceeds [**] in a calendar month (up to [**]% of customer’s monthly recurring fee for the month in which the problem occurs) for the affected components). For purposes of this Remedy, the credits begin to accrue following the first one hour after problem identification.
In the event of a Server Hardware failure, Rackspace will pay for the replacement piece of the failed Server Hardware.
2.2. Network Device Management
Rackspace manages and maintains the advanced network devices in Customer’s configuration. A default device configuration is implemented at the time of initial installation of advanced network devices in Customer’s configuration unless otherwise specified by Customer. Changes to the default configuration must be specifically requested in writing by Customer.
Firewalls are managed and monitored 24/7/365 by Rackspace security engineers. The initial

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
firewall rule-set adheres to a strict “default-deny” policy which means that only a select few TCP/UDP ports are open on the firewall for remote management purposes. The opening of additional ports must be specifically requested in writing by Customer.
Basic configuration changes are guaranteed to be implemented within [**] of receipt of a written request from Customer.
Remedy: In the event that Rackspace fails to perform basic configuration changes within [**] of receipt of request from Customer, Customer is entitled to a [**] service credit of $[**]. Requests for configuration changes must either be submitted by Customer directly through our ticketing system or documented and time stamped by a Rackspace technician for the SLA to apply. Basic configuration changes are defined as common changes that can be performed from a remote console and require no physical hardware modifications or reconfigurations.
2.3. Network Device Availability
A high-availability network device solution typically requires two (2) devices configured in a fail-over configuration. Devices configured for high availability are guaranteed to be available [**]% of the time in a calendar month.
Remedy: In the event that Rackspace fails to maintain [**]% availability of network device(s) configured for high-availability and such failure directly and adversely affects Customer’s hosted configuration,

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
Rackspace will refund Customer [**]% of the monthly fee for the first [**] of down time, [**]% of the monthly fee for the second [**] of downtime; [**]% of the monthly recurring fee for the third [**] of downtime, [**]% of the monthly recurring fee for the fourth [**] of downtime, and [**]% of the monthly recurring fee if downtime exceeds [**] in a calendar month (up to [**]% of Customer’s monthly recurring fee for month in which the dowtime occurred) for the affected component(s).
In the event of failure of a non-redundant network device (i.e. a device not configured for high availability) which causes an outage in Customer’s hosted configuration, the device is guaranteed to be repaired or replaced within [**] of problem identification by Rackspace.
Remedy: in the event that Rackspace fails to meet the [**] hardware replacement guarantee for a non-redundant device and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a credit in the amount of [**]% of the monthly recurring fee for the first [**] of downtime, [**]% of the monthly recurring fee for the [**] following the first [**]% of the monthly recurring fee for the [**] following the first [**]% of the monthly recurring fee for the [**] following the second [**], and [**]% of the monthly recurring fee if downtime exceeds [**] in a calendar month (up to [**]% of customer’s monthly recurring fee for the month in which the problem occurs) for the affected component(s).

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
For purposes of this Remedy, the credits begin to accrue following the first [**] after problem identification.
2.4. Storage Area Network (SAN) Availability
Rackspace has built its SAN infrastructure on storage hardware from EMC Corporation, a leader in enterprise storage. The SAN is built with redundancy in each component of the SAN infrastructure. The physical storage arrays have redundant power, fiber connectivity, and cooling systems. The logical disk arrays are constructed using RAID striping technology with online hot-spares within the array. The SAN switching fabric is built with redundant enterprise class fiber switches with dual fiber paths and dual host-bus adapters in each connected server. If there is a SAN failure, Rackspace will repair the SAN within [**] of the time that the cause of the problem is identified.
Remedy: In the event a failure of the SAN causes the Customer’s Application to be unavailable, and the failure is not repaired within [**] of the time a Rackspace technician identifies the cause of the problem, and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a credit in the amount of [**]% of the monthly recurring fee for the first [**]% of the monthly recurring fee for the [**] following the [**]% of the monthly recurring fee for the [**] following the first [**]% of the monthly recurring fee for the [**] following the second [**], and [**]% of the monthly

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
recurring fee for the [**] following the the second [**] of unavailability in a calendar month (up to [**]% of customer’s monthly recurring fee for the month in which the unavailability occurs) for the affected SAN storage.
3.	PATCHING
Operating System-When software vulnerabilities are revealed and addressed by a vendor patch, Rackspace obtains the patches from the vendor and categorizes the urgency of application as either “critical” or “non-critical” in nature. The determination of the critical/non-critical nature of patches is solely at the discretion of Rackspace, and Rackspace shall have no liability with respect to such determination. Rackspace will conduct testing for patches in its lab and on its internal production environment. Patches will be applied after they have been approved and qualified by Rackspace technicians. Non-critical patches are typically applied on a monthly basis whereas critical patches are applied on an ‘as needed’ basis.
Rackspace will apply any vendor supplied patch to Intensive supported software within [**] of receiving a written request from Customer. Patches will be applied with the understanding that the patch has not been fully tested by Rackspace, and no guarantees are made by Rackspace as to the outcome of application of such patches. Rackspace will only apply vendor supplied and vendor supported patches. Customer will be notified via support ticket prior to the

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
application of patches, unless agreed to otherwise.
Remedy: In the event that Rackspace materially fails to apply patches in accordance with the standards set forth in section 3.1.1 above, and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a service credit of $[**].
4.	BACKUP AND RESTORE
4.1. Data Backup
Rackspace will only perform backups if Customer purchases the managed backup service. Upon purchase, Rackspace will schedule, perform, monitor, and maintain Customer data backups.
4.1.1. Default Backup Policy — Rackspace will backup all files and file systems on each server in Customer’s configuration. Default backup policy includes [**] backups of all files to a central tape library. Data backups are retained onsite for [**] unless otherwise agreed in writing.
Remedy: In the event that Rackspace fails to perform data backups in accordance with the standards set forth above and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a service credit of $[**] for the first event, $[**] for the second event, and $[**] for the third and subsequent events.
4.1.2. Database Backups — Open database files cannot be backed up without the use of a software backup agent. Databases will only be backed up if such a backup software agent specific to Customer’s database software is utilized, or if databases are dumped to flat files prior to scheduled backup. If a database agent is not available, Customer is responsible for dumping databases to a flat file;

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
otherwise databases will not be backed up. Rackspace will not be held responsible for backing up or restoring any open files.
4.2. Data Restoration
4.2.1. Local Restores — Rackspace will initiate restoration of Customer’s data within [**] of receipt of Customer’s written request. Customer is allowed [**] free local restoration events per calendar month. Additional restores will be billed at Rackspace’s standard hourly rates.
Remedy: In the event that Rackspace fails to perform data restores in accordance with the standards set forth above, Customer is entitled to a service credit of $[**] for the first event, $[**] for the second event, and $[**] for the third and subsequent events.
4.2.2. Offsite Restores — Rackspace will initiate restoration of Customer’s data within [**] of receipt of Customer’s written request. Customer is allowed [**] free offsite restoration event per calendar month. Additional restores will be billed at Rackspace’s standard hourly rates.
Remedy: In the event that Rackspace fails to perform data restores in accordance with the standards set forth above, Customer is entitled to a service credit of $[**].
NOTE: Due to the fact that backups are made over a period of hours and are not an instant point-in-time snapshot, a full server restore will likely provide inconsistent results. In the event of a complete server recovery (“full restore”), Rackspace cannot guarantee that the restore procedure will provide a fully functional operating system and/or application. Rackspace recommends that a partial restore be used to recover specific files necessary to rebuild a server, rather than performing a full restore. If a full restore is required and requested by Customer, Rackspace will undertake such restoration with the understanding that it does not guarantee the results. Rackspace recommends migrating to a new server as soon as possible after a full restore to ensure reliability and proper functionality of the operating system and applications.

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
5.	MONITORING AND RESPONSE
5.1.	Monitoring
5.1.1. Availability Monitoring — Rackspace will monitor up to [**] TCP ports (HTTP, HTTPS, SMTP, POP3, Etc.) per server for service availability. General server availability is tested every [**] via PING. Customer will be alerted via email if port or ping monitors fail [**] consecutive times.
5.1.2. Fault Monitoring — Rackspace monitors status events on servers and network devices including network availability, process status, file system capacity, and backup success/failure. Rackspace also monitors core OS and application log files for critical/warning application and system events. For servers from the Dell PowerEdge line, Rackspace will also monitor server hardware faults.
5.1.3. Performance Monitoring- Rackspace monitors key performance metrics for operating system (i.e. CPU, RAM, Disk), and select applications (i.e. process statistics, users, throughput) and databases (i.e. caching, performance, transaction success).
5.2.	Response
5.2.1. Response to monitoring alerts and Customer-initiated trouble tickets — When alerted of a potentially critical problem by any monitoring systems, Rackspace will begin troubleshooting and addressing the problem and will initiate Customer contact via support ticket, telephone call, or both depending upon the severity of the situation or the rules of engagement according to the table below. Customer-initiated trouble tickets will receive responses in the same manner. Customer may choose severity level for each incident and may escalate any issue at any time.

Priority/Severity Levels and Guaranteed Response Times
Priority/Severity Level	Example Situation	Support	Response Time
Emergency: Server, switch, or site down,	Users cannot access your server or site	24 X 7	Within [**]

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA

Priority/Severity Levels and Guaranteed Response Times
Priority/Severity Level	Example Situation	Support	Response Time
or site effectively down due to severe performance degradation	from the public Internet.
Urgent: Server or site functioning improperly or at less then optimal performance	Your server or site is generally accessible and functioning for most users but some portion of application requires troubleshooting.	24 X 7	Within [**]
Standard:
Non-critical; server or site is functioning normally, but you require information or assistance on Intensive services, wish to schedule maintenance activities, or any other non-immediate tasks
	Your site is functioning with acceptable parameters, but you require assistance in loading software or have a help desk-type question	24 X 7	Within [**]
Remedy: In the event that Rackspace fails to meet the response guarantees set forth above, Customer is entitled to a service credit of $[**].
6.	BACKBONE NETWORK AVAILABILITY
6.1. Customer will use the Gomez Performance Network to monitor the availability of Rackspace’s Internet backbone network from each of the monitoring regions listed in Section 6.3 below as follows:
i.	The parties shall mutually agree on static files that will be located on each web server assigned to Customer and maintained and/or managed by Rackspace;

ii.	Customer shall attempt to access the static file(s) every [**] from each of [**] Gomez Backbone node locations in the North America, [**] in Europe and [**] in Asia;

iii.	The file shall be “available” from a location if Customer is able to access the static file from that location before being ‘timed out’ under standard TCP/IP protocol.

iv.	Results from such tests will be averaged on a region-by-region basis on a rolling [**] period; provided that any failure to access the file that is due

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
to Rackspace’s failure to meet its Network uptime guarantee stated in Section 1.2 above or any other a different guaranty under this SLA shall not be included in the calculation.
On Rackspace’s request, Customer shall provide Rackspace with its test results and any related information Customer has captured as part of its testing that could help Rackspace and Customer determine the cause of the failure to access the static file.
6.2. Rackspace guarantees that the Rackspace backbone network shall be available for at least [**]% of the access attempts for each region during any rolling [**] term.
6.3. Monitoring Region:
North America (NA)
South America (SA)
Europe
Asia/Pacific Region (APAC)
Remedy: In the event that Rackspace fails to provide Internet backbone availability calculated in the manner described above, and such failure directly and adversely affects Customer’s hosted configuration, Customer is entitled to a credit equal to a percentage of the monthly recurring fee for the affected configuration as stated below:

Availability of Rackspace Internet Backbone	Fee Credited
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
TERMS AND DEFINITIONS
Scheduled Customer Maintenance
“Scheduled Customer Maintenance” includes the installation of hot fixes, service packs, software and software upgrades, pre-failure hardware replacement, hardware upgrades, etc. It also includes shutdowns or reboots that occur in the normal course of maintaining a server. Customer will be notified in advance of a Scheduled Customer Maintenance event unless specifically agreed to otherwise. Notification will take place via email, support ticket, or phone call to Customer’s technical contact, or a combination of the above depending upon the nature of the maintenance issue. Notwithstanding anything contained in this SLA to the contrary, remedies in this SLA do not apply to outages which result from Scheduled Customer Maintenance. Customer shall not be entitled to any service credits as a result of Scheduled Customer Maintenance. Rackspace reserves the right to perform emergency maintenance without notice and without incurring any obligations to provide service credits to Customer under the terms of this SLA if the maintenance is reasonably necessary to maintain the security any of the servers hosted by Rackspace.
Maintenance Windows
Maintenance Windows are scheduled a minimum of [**] in advance. The purpose of a Maintenance Window is to perform maintenance activities such as changes or upgrades to shared infrastructure, core routing or switching equipment, or other data center facilities. Notifications of Maintenance Windows are sent via email to all Customer contacts on record. Rackspace’s regular Maintenance Windows occur [**] during off-peak hours. Notwithstanding anything contained in this SLA to the contrary, remedies in this SLA do not apply during performance of Maintenance Windows. Customer shall not be entitled to any service credits as a result of Maintenance Windows.
Measurement Time Period
For the purpose of this SLA, all availability calculations shall be based upon an individual calendar month.
Written Requests
All requests, including those for credits or refunds under the terms of this SLA, must be made in writing either via a support ticket submitted through Rackspace’s customer portal at http://my.rackspace.com, via fax at 210-447-4200, or via postal mail to Rackspace Managed Hosting, 9725 Datapoint Dr., Suite 100, San Antonio, TX 78229.
Limitations
Customer is limited to a maximum of [**]% of the monthly recurring fee for affected components. Notwithstanding anything contained in the SLA to the contrary, the maximum total credit for any calendar month shall not exceed [**]% of Customer’s monthly recurring fee. Any service credits for a particular month to which Customer would have been entitled except for the fact that such service credits exceeded the monthly service credit limitations provided herein shall not be carried over to another month, and Customer shall have no right to receive any such service credits. SERVICE CREDITS WILL NOT BE GRANTED FOR CUSTOMER DOWNTIME OR OUTAGES RESULTING FROM DENIAL OF SERVICE ATTACKS, VIRUS ATTACKS, HACKING ATTEMPTS, OR ANY OTHER CIRCUMSTANCES

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

INTENSIVE SLA
THAT ARE NOT WITHIN THE DIRECT CONTROL OF RACKSPACE MANAGED HOSTING.
Rackspace utilizes several tools and software products to deliver many of the services described in this SLA. Customers retain complete administrative control over servers at Rackspace and, therefore, have the capability of removing or disabling these software products on their servers. If Customer disables, removes, or otherwise blocks the functionality of any of the following products from their servers, Rackspace will not be held responsible for the guaranties set forth in this SLA or providing certain key portions of the Intensive service offering if any of the following are removed: Microsoft Operations Manager, Microsoft Systems Management Server, Microsoft Active Directory, Computer Associates eTrust Antivirus, Winternals Defrag Manager, Dell OpenManage, HP Insight Manager, Nimbus, and ZENworks. Customer is required to notify Rackspace before disabling any of the services listed above for periods longer than [**] in order to maintain the guarantees set forth in this SLA.
Customer Credit Requests
Customers claiming credits or refunds must submit a written request to the Rackspace Account Manager assigned to its account within [**] following the incident for which the credit or refund is claimed. Rackspace shall contact Customer within [**] to approve the claim or to request additional information. If Customer’s claim is approved, such credit will appear on Customer’s monthly invoice following approval. Credits shall not be granted if Customer is in payment default or in violation of the Acceptable Use Policy when the incident occurs.
Exclusive Remedies
CUSTOMER’S RIGHT TO RECEIVE SERVICE CREDITS AND REFUNDS AS DESCRIBED IN THIS SLA IS CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY RACKSPACE TO MEET THE GUARANTEES AND WARRANTIES PROVIDED HEREIN.

9725 Datapoint Drive, Suite 100 | San Antonio, TX 78229
PH: 210.447.4000 | FX: 210.447.4400

Page 1/14	Prepared by: SALES REP
For: CUSTOMER, #12345
NON STANDARD CONTRACT
Rackspace Service Order Form
Account Setup

Customer Information

Legal Name:	Primary Domain:

Tax ID (EIN):	Referred By:

Authorized Contacts
NOTE: Information and/or support won’t be provided to any party not listed herein. The provided domain name will be only used for server naming purposes.

Primary Contact (Required)	Technical Contact (Required)

Name:	Name:

Title:	Title:

Telephone:	Telephone:

E-mail:	E-mail:

Address:	Authorized Signatory (If Applicable)

Name:

Title:

Telephone:

Billing Contact (Required)	E-mail:

Name:	Authorized Signatory (If Applicable)

Title:	Name:

Telephone:	Title:

E-mail:	Telephone:

Initials: JWE

CONFIDENTIAL AND PROPRIETARY	[Rackspace Logo]
9725 DATAPOINT DRIVE, SUITE 100 | SAN ANTONIO, TX 78229 | 1-800-961-2888 | WWW.RACKSPACE.COM

Page 2/14	Prepared by: SALES REP
For: CUSTOMER, #12345
NON STANDARD CONTRACT

Address:	E-mail:

Initials: JWE

CONFIDENTIAL AND PROPRIETARY	[Rackspace Logo]
9725 DATAPOINT DRIVE, SUITE 100 | SAN ANTONIO, TX 78229 | 1-800-961-2888 | WWW.RACKSPACE.COM

Page 3/14	Prepared by: SALES REP
For: CUSTOMER, #12345
NON STANDARD CONTRACT
Solution Details
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
A total of 6 pages have been omitted pursuant to a request for confidential treatment.
[**]
All Line item Pricing is based on a 24 month term

Option/Term	Monthly	Setup
☐ 24 month	[**]	[**]
The Term of this Service Order Form is 24 months (the “Initial Term”) from the Service Commencement Date. The Master Services Agreement Section 3 and Section 13 states the term and renewal provision applicable to this Service Order Form.
Initials: JWE

CONFIDENTIAL AND PROPRIETARY	[Rackspace Logo]
9725 DATAPOINT DRIVE, SUITE 100 | SAN ANTONIO, TX 78229 | 1-800-961-2888 | WWW.RACKSPACE.COM

Page 4/14	Prepared by: SALES REP
For: CUSTOMER, #12345
NON STANDARD CONTRACT
Terms and Conditions
Deployment Guarantee
Rackspace agrees to deploy the server(s) described in this Service Order Form within 10 Business Days of the time that Rackspace has completed its verification and credit check procedures and received all required information from the Customer. Servers are deemed deployed as of the time that Rackspace generates an e-mail message to Customer that includes the information needed to allow the Customer to transfer information to and from the server(s). Customer’s sole remedy for Rackspace’s failure to deploy the server(s) within this noted timeframe is a credit against fees due for future Services equal to the amount of the Set Up fee for the affected server(s). The Deployment Guarantee does not apply to any software, hardware devices other than the server(s), or other managed services unless otherwise specified herein.
Service Level Agreement
The Intensive Service Level Agreement is attached and hereby incorporated by reference in this Service Order Form.
Acceptable Use Policy
Rackspace’s Acceptable Use Policy found at http://www.rackspace.com/aboutus/legal/aup.php as of the Effective Date is hereby incorporated by reference in this Service Order Form.
Master Services Agreement
The Master Services Agreement dated contemporaneously with this Service Order Form is hereby incorporated by reference in the Service Order Form.
Colocated Device
As a Supplemental Service to Customer, one or more devices owned by Customer (each a “Colocated Device”) and described above will be accepted by Rackspace for placement in its data center as part of the hardware configuration hosted by Rackspace. Rackspace shall proivde the space, power and network connectivity for the Colocated Device. Rackspace will not monitor the Colocated Device via PING, monitor services (connecting externally), apply software patches or updates, escalate incidents to vendors, perform backup services, or install or reinstall an Operating System. The Service Level Agreement does not apply to the Colocated Device. Rackspace shall accept the collocated device only if all all of the following guidelines are met: (i) the Colocated Device must have the IP address, login, and password configured on it prior to shipment to Rackspace, (ii) any spare of the Colocated Device must be clearly labeled “Spare” and must also have the IP address, login, and password configured prior to shipping, (iii) the Colocated Device must be clearly and conspicuously labeled with Customer’s Rackspace account number, the Colocated Device number assigned to it by Rackspace, and the number of the Rackspace ticket notifying Rackspace Inventory Department of the prospective shipment. Customer’s sole and exclusive remedy for Rackspace’s material failure to provide the Supplemental Service described herein shall be to terminate this Supplemental Service. In the
Initials: JWE

CONFIDENTIAL AND PROPRIETARY	[Rackspace Logo]
9725 DATAPOINT DRIVE, SUITE 100 | SAN ANTONIO, TX 78229 | 1-800-961-2888 | WWW.RACKSPACE.COM

Page 5/14	Prepared by: SALES REP
For: CUSTOMER, #12345
NON STANDARD CONTRACT
event Customer needs to perform any administration on the Colocated Device, Rackspace will disconnect the Colocated Device and ship it in accordance with Customer’s instructions at Customer’s sole risk and expense.
Bandwidth and Backup Overages
Customer agrees to pay [**] per [**] of data in excess of the amount included in the monthly recurring fee for bandwidth, and [**] per [**] of data in excess of the back up subscription for the specified back up period.
Signature
By signing below, Customer accepts the terms of the this Service Order Form, the Service Level Agreement, the Acceptable Use Policy, the Master Services Agreement and addenda to Master Services Agreement referenced above, if any (collectively, the “Agreement”). Capitalized terms not otherwise defined in any of these documents shall have the meaning given in the Master Services Agreement. The Agreement constitutes the complete and exclusive agreement between the parties regarding its subject matter and supersedes and replaces any prior understanding or communication, written or oral.

Accepted by Customer		Accepted by Rackspace, Ltd.

Name:	Jaime W. Ellertson	Name:	Alan Schoenbaum

Title:	CSO	Title:	Sr. Vice-President, General Counsel

Signature:	/s/ Jaime W. Ellertson	Signature:	/s/ Alan Schoenbaum

Date:	3-31-2007	Date:	3-31-2007

Initials: JWE

CONFIDENTIAL AND PROPRIETARY	[Rackspace Logo]
9725 DATAPOINT DRIVE, SUITE 100 | SAN ANTONIO, TX 78229 | 1-800-961-2888 | WWW.RACKSPACE.COM

Page 6/14	Prepared by: SALES REP
For: CUSTOMER, #12345
NON STANDARD CONTRACT
Payment Method

Initial Payment Method:	☐ Credit Card	☐ ACH	☐ Wire Transfer	☐ Invoice
Subsequent Payment Method	☐ Credit Card	☐ ACH	☐ Wire Transfer	☐ Invoice
NOTE: Authorized signature must be the same as signature found on the service order form. If the person paying for Rackspace service differs from the person requesting Rackspace service you will be required to provide contact information for the person whose information has been provided for payment reasons and that person will be contacted to verify their willingness to pay.
Credit Card Authorization

Card Type:

Card Number:

Expiration Date:

Name on Card:

Billing Address:

City:

State:

Zip Code:

Country:

I hereby authorize Rackspace to charge its fees for Services to the foregoing credit card, and I warrant and represent that I have the power and authority to grant the authorization contained herein.

*Signature:

Date:

ACH Authorization

Bank Name:

Trans/Routing #

City:

State:

Zip Code:

Account Name:

Account Number:

I (we) hereby authorize Rackspace, Ltd. to initiate debit entries to my (our) account indicated above and the Bank named above to debit the same to such account. I (we) agree that the debit will take place one day prior to billing date. This authorization shall remain in full force and effect until Rackspace, Ltd. and the Bank have received written notification from me (or either of us) of its termination in such time and in such manner as to afford Rackspace, Ltd. and the Bank a reasonable opportunity to act upon it. I (we) warrant and represent to Rackspace, Ltd. the I (we) have the power and authority to give this authorization.

*Signature:

Date:

Wire Transfer Information

Bank:	[**]
Routing Number:	[**]
Address:	[**]
City:	[**]
Initials: JWE

CONFIDENTIAL AND PROPRIETARY	[Rackspace Logo]
9725 DATAPOINT DRIVE, SUITE 100 | SAN ANTONIO, TX 78229 | 1-800-961-2888 | WWW.RACKSPACE.COM

Page 7/14	Prepared by: SALES REP
For: CUSTOMER, #12345
NON STANDARD CONTRACT

State:	[**]
Zip Code:	[**]
Account Name:	[**]
Account Number:	[**]
Invoice Payment Address
Rackspace Managing Hosting
P.O. Box 671337
Dallas
TX
75267-1337
Initials: JWE

CONFIDENTIAL AND PROPRIETARY	[Rackspace Logo]
9725 DATAPOINT DRIVE, SUITE 100 | SAN ANTONIO, TX 78229 | 1-800-961-2888 | WWW.RACKSPACE.COM